EXHIBIT 10.4

STOCK PURCHASE AGREEMENT

THIS STOCK PURCASE AGREEMENT (“Agreement”) is made and entered into as of August 1, 2017 (“Effective Date”), by and between GelTech Solutions, Inc., ("Company") and Warren Mosler ("Purchaser").

RECITALS

WHEREAS, the Company has agreed to sell to the Purchaser common stock of the Company (“Purchased Shares”) pursuant to the terms and conditions of this Agreement; and

WHEREAS, the Purchaser has committed to purchase up to One Million Eight Hundred Thousand and 00/100 Dollars ($1,800,000.00) (“Purchaser’s Total Commitment”) in Company Shares in accordance with this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Company Shares aforementioned, it is hereby agreed as follows:

1.

RECITALS. The Recitals set forth at the beginning of this Agreement are deemed incorporated herein, and the parties hereto represent they are true, accurate and correct.

2.

PURCHASE AND SALE.  Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to Purchaser and Purchaser agrees to purchase from the Company such number of Purchased Shares at the purchase price as further provided as follows:

a.

The Company may deliver notice to purchase to the Purchaser each month during the Term of this Agreement requiring the purchase of a number of Purchased Shares. (“Notice to Purchase”) at the fair market value of the Purchased Shares as determined herein.  The fair market value of the Purchased Shares shall be the closing price of the Company’s common stock reported for the business day immediately before Company delivers its Notice to Purchase to the Purchaser.

b.

The Notice To Purchase delivered to the Purchaser under this Agreement shall be limited to two times per month, and in no event shall the aggregate amount in value of the Purchased Shares exceed One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) for any month, except upon the mutual agreement of the Company and the Purchaser.

c.

In no event shall the Purchaser be obligated to purchase the Purchased Shares under the Notice to Purchase in the event that the fair market value of the common stock to be purchased under the Notice to Purchase exceeds $0.50 a share.

3.

Total Commitment By Purchaser.  The Purchaser agrees to purchase the Purchased Shares set forth in each Notice To Purchase delivered to the Purchaser, provided, however, that the total aggregate purchase price paid by Purchaser as it relates to all Purchased Shares covered under each of the Notice to Purchase does not exceed the Purchaser’s Total Commitment. In no event shall the Purchaser be obligated to purchase any Purchased Shares from the Company once the Purchaser has paid to the Company, in the aggregate, a total purchase price for all of the Purchased Shares equal to the Purchaser’s Total Commitment.

4.

Investment Intent; Covenant. In purchasing the Purchased Shares, Purchaser represents to the Company as follows:

a.

Purchaser has had an opportunity to discuss the business prospects and business plan of the Company with the officers and directors of the Company. Purchaser has a preexisting personal or business relationship with the Company or one of its officers, directors or controlling persons and/or by reason of his business or financial experience he has the capacity to protect his own interests in connection with the transactions contemplated by this Agreement. Purchaser further acknowledges that the stock purchased under this Agreement is highly speculative and involves a high degree of risk, and represents and warrants that he is able, without impairing his financial condition, to hold the Purchased Shares for an indefinite period of time and suffer a complete loss of his investment therein.

b.

Purchaser is acquiring the Purchased Shares for investment and not with a view to or for sale in connection with any distribution of said Shares or with any present intention of distributing or selling said Purchased Shares and he does not presently have reason to anticipate any change in circumstances or any particular occasion or event which would cause him to sell said Purchased Stock. Purchaser understands that the Purchased Shares has not been registered under the Securities Act of 1933, as amended, (the "Act") and may not be sold or otherwise disposed of except pursuant to an effective Registration Statement filed under the Act or pursuant to an exemption from the registration requirements of such Act.

c.

Purchaser acknowledges that the Company is under no obligation to register the Purchased Shares under the Act on his behalf. Purchaser represents and warrants that he understands that the Purchased Shares constitutes restricted securities within the meaning of Rule 144 promulgated under the Act.

d.

Without limiting the representations and warranties set forth above, Purchaser agrees he will not make any transfer of all or any part of the Purchased Shares unless (i) there is a Registration Statement under the Act in effect with respect to such transfer and such transfer is made in accordance therewith, or (ii) Purchaser has furnished the Company an opinion of counsel satisfactory to the Company and its counsel to the effect that such transfer will not require registration under the Act.

5.

Restrictive Legends. The stock certificates for the Purchased Shares shall be endorsed with the following restrictive legend sand any legend required to be placed thereon by the applicable blue sky laws of any state:

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT  SUCH REGISTRATION IS NOT REQUIRED."

6.

Term. The term of this Agreement shall be for twelve (12) months from the Effective Date of this Agreement.  Notwithstanding anything set forth in this Agreement, this Agreement will terminate immediately upon Michael Reger’s resignation as an officer from the Company. In the event that Michael Reger is no longer an officer of the Company, the Purchaser shall be free from any further obligations under this Agreement.

7.

General Provisions.

a.

Entire Agreement. This Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

b.

 Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

c.

Governing Law. This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Florida.  The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Palm County, State of Florida.

d.

 In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

e.

This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other arties; it being understood that all parties need not sign the same counterparts.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

PURCHASER	GELTECH SOLUTIONS, INC.

/s/ Warren Mosler	By:	/s/ Michael Hull
Warren Mosler		Michael Hull, Chief Financial Officer

3